EXHIBIT 23(a)

            CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

      As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our reports dated January 27, 1998, included in (a) Cinergy Corp.'s Annual Report on Form 10-K for the year ended December 31, 1997, and (b) Cinergy Corp.'s Proxy Statement dated March 16, 1998, relating to its Annual Meeting of Shareholders held on April 22, 1998, and all references to our Firm included in this Registration Statement.



                              /s/ARTHUR ANDERSEN LLP
                                ARTHUR ANDERSEN LLP


Cincinnati, Ohio
July 15, 1998.

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